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                                                      Exhibit C


              NEW ENGLAND ELECTRIC RESOURCES, INC.
                    Statement of Cash Flows
         For the Twelve Months Ended September 30, 1996
               (Unaudited, Subject to Adjustment)




Operating Activities:
 Net loss                                                   $(3,041,774)
 Adjustments to reconcile net loss to
   net cash provided by operating
   activities:
   Deferred income taxes                                       (217,500)
   (Increase)/decrease in tax benefit receivable                (95,590)
   (Increase)/decrease in accounts receivable                   (40,368)
   Increase/(decrease) in accounts payable                       48,900
   Increase/(decrease) in accrued taxes                         137,898
   (Increase)/decrease in deferred charges and
      other assets                                              225,630
                                                            -----------
Net cash provided by operating activities                   $(2,982,804)
                                                            ===========

Investing Activities:
   Investment in Monitoring Technologies, Inc.,
      at cost                                               $  (475,001)
                                                            -----------

Net cash used in investing activities                       $  (475,001)
                                                            ===========

Financing Activities:
 Subordinated notes payable to parent-issues                $ 3,775,000
 Proceeds from common stock issued                                    0
                                                            -----------
Net cash used in financing activities                       $ 3,775,000
                                                            ===========
Net increase/(decrease) in cash and cash
 equivalents                                                $   317,195
Cash and cash equivalents at beginning of period                170,615
                                                            -----------
Cash and cash equivalents at end of period                  $   487,810
                                                            ===========